Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Greenwood Hall, Inc. (the “Company”) on Form 10- Q for the period ended February 28, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Hall, the Chief Executive Officer, and I, Tina J. Gentile, the Interim Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2015

/s/ John Hall

John Hall
Chief Executive Officer

Date: April 14, 2015

/s/ Tina J. Gentile

Tina J. Gentile
Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Greenwood Hall, Inc. and will be retained by Greenwood Hall, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.